                                   EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION OF
                          NHANCEMENT TECHNOLOGIES INC.
                             A DELAWARE CORPORATION


                                    ARTICLE 1

         The name of the Corporation is Nhancement Technologies Inc. (hereinafter referred to as the "Corporation").


                                    ARTICLE 2

         The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                    ARTICLE 3

         The nature of the business of the Corporation and the purposes for which it is organized are to engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL") and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.


                                    ARTICLE 4

         4.1 Authorized Shares. The total number of shares which the Corporation is authorized to issue is one thousand and ten (1,010) shares of which one thousand (1,000) shares shall be common stock, par value $.01 per share, and ten
(10) shares shall be preferred stock, par value $.01 per share.

         4.2 Common Stock. Each holder of common stock shall be entitled to one vote for each share of common stock held on all matters as to which holders of common stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding having prior rights, and series of preferred stock which may from time to time come into existence, and except as may be provided by the laws of the State of Delaware, the holders of common stock shall have exclusively all other rights of stockholders of the Corporation, including, but not by way of limitation, (i) the right to receive dividends when, as and if declared by the board of directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Corporation, the right to receive ratably and equally all of the assets of the Corporation remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.

         4.3 Preferred Stock. The preferred stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The board of directors of the Corporation is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of preferred stock as a class or in series, and, by filing a certificate of designation, pursuant to the GCL, setting forth a copy of such resolution or resolutions, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of the class or of each such series, and the qualifications, limitations, and restrictions thereof. The authority of the board of directors with respect to the class or each series shall include, but not be limited to, determination of the following:

             (a) The number of shares constituting any series and the distinctive designation of that series;

             (b) The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

             (c) Whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

             (d) Whether the class or any series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

             (e) Whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (f) Whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and, if so, the terms and amount of such sinking fund;

             (g) The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series;

             (h) Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.


                                    ARTICLE 5

         5.1 Number and Election of Directors. The number of directors of the Corporation shall be fixed from time to time in the manner provided in the bylaws and may be increased or decreased from time to time in the manner provided in the bylaws. Election of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office.

         5.2 Quorum. A quorum of the board of directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as may be provided in this Certificate of Incorporation or in the bylaws with respect to filling vacancies.

         5.3 Newly Created Directorships and Vacancies. Except as otherwise fixed relative to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

                                    ARTICLE 6

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, repeal, alter, amend and rescind any or all of the bylaws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

                                    ARTICLE 7

         7.1 Stockholder Actions. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

         7.2 Meetings. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock, special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, the president, the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or as may be designated in the bylaws of the Corporation.

         7.3 Corporate Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.


                                    ARTICLE 8

         The board of directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to (i) all relevant factors including, without limitation, the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the consideration being offered, in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the board of directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern.


                                    ARTICLE 9

         Notwithstanding any other provisions of the Certificate of Incorporation of the Corporation or of the bylaws of the Corporation (and notwithstanding the fact that a lessor percentage may be specified by law, the Certificate of Incorporation or the bylaws), the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Articles 7, 8 and 9 of this Certificate of Incorporation.

                                   ARTICLE 10

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violations of Section 174 of the GCL, or (iv) any transaction from which the director derived any improper personal benefit. If the GCL hereafter is amended to eliminate or limit further the liability of a director in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of the foregoing provisions of this Article 10 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation under this Article 10, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article 10, prior to such repeal or modification.


                                   ARTICLE 11

         The Corporation shall indemnify, to the fullest extent permitted by applicable law as in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or any of its subsidiaries, or while serving as a director or officer of the Corporation or any of its subsidiaries, he is or was serving at the request of the Corporation or any of its subsidiaries as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding to the fullest extent permitted by Delaware law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or any of its subsidiaries against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article 11. The indemnification provided by this Article 11 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article 11 shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.

                                   ARTICLE 12

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE 13

         The name and address of the incorporator is:

                           Lester R. Woodward
                           370 Seventeenth Street, Suite 4700
                           Denver, CO  80202

         The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignations or removal are:


                 Name                             Address
                 Esmond T. Goei                   1746 Cole Boulevard, Suite 265
                                                  Golden, Colorado  80401

                 Douglas S. Zorn                  1746 Cole Boulevard, Suite 265
                                                  Golden, Colorado  80401

                 James S. Gillespie               39899 Balentine Drive
                                                  Newark, California  94560

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on the 16th day of October, 1996.


                                                /s/ Lester R. Woodward
                                                --------------------------------
                                                Lester R. Woodward, Incorporator

                              AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                          NHANCEMENT TECHNOLOGIES INC.
                             A DELAWARE CORPORATION


                  ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF
              SECTIONS 242 AND 245 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


         NHancement Technologies Inc., (the "Corporation") a corporation duly existing under and by virtue of a Certificate of Incorporation dated and filed October 16, 1996 with the Delaware Secretary of State pursuant to the General Corporation Law of the State of Delaware ("GCL"), DOES HEREBY CERTIFY:

         FIRST: The Board of Directors and Stockholders of the Corporation, by written consent pursuant to a special meeting of the Board of Directors and Stockholders of the Corporation dated January 7, 1997, have proposed and adopted the following Amended and Restated Certificate of Incorporation of the
Corporation:

                                   ARTICLE 1

         The name of the Corporation is NHancement Technologies Inc.


                                   ARTICLE 2

         The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                   ARTICLE 3

         The nature of the business of the Corporation and the purposes for which it is organized are to engage in any business and in any lawful act or activity for which corporations may be organized under the GCL and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

                                   ARTICLE 4

         4.1 Authorized Shares. The total number of shares which the Corporation is authorized to issue is twenty two million (22,000,000) shares of which twenty million (20,000,000) shares shall be common stock, par value $.01 per share, and two million (2,000,000) shares shall be preferred stock, par value $.01 per share.

         4.2 Common Stock. Each holder of common stock shall be entitled to one vote for each share of common stock held on all matters as to which holders of common stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding having prior rights, and series of preferred stock which may from time to time come into existence, and except as may be provided by the laws of the State of Delaware, the holders of common stock shall have exclusively all other rights of stockholders of the Corporation, including, but not by way of limitation, (i) the right to receive dividends when, as and if declared by the board of directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Corporation, the right to receive ratably and equally all of the assets of the Corporation remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.

         4.3 Preferred Stock. The preferred stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The board of directors of the Corporation is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of preferred stock as a class or in series, and, by filing a certificate of designation, pursuant to the GCL, setting forth a copy of such resolution or resolutions, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of the class or of each such series, and the qualifications, limitations, and restrictions thereof. The authority of the board of directors with respect to the class or each series shall include, but not be limited to, determination of the following:

                 (a) The number of shares constituting any series and the distinctive designation of that series;

                 (b) The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

                 (c) Whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                 (d) Whether the class or any series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

                 (e) Whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (f) Whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and, if so, the terms and amount of such sinking fund;

                 (g) The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series;

                 (h)      Any other powers, preferences, rights,
qualifications, limitations, and restrictions of the class or of any series.


                                   ARTICLE 5

         5.1 Number and Election of Directors. The number of directors of the Corporation shall be fixed from time to time in the manner provided in the bylaws and may be increased or decreased from time to time in the manner provided in the bylaws. Election of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office. Any director, or the entire Board of Directors, may be removed with or without cause by a vote of the holders of a majority of all classes of stock then entitled to vote.

         5.2 Quorum. A quorum of the board of directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as may be provided in this Certificate of Incorporation or in the bylaws with respect to filling vacancies.

         5.3 Newly Created Directorships and Vacancies. Except as otherwise fixed relative to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

                                   ARTICLE 6

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, repeal, alter, amend and rescind any or all of the bylaws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.


                                   ARTICLE 7

         7.1 Stockholder Actions. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

         7.2 Meetings. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock, special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, the president, the executive vice president, the holders of at least ten percent (10%) of the outstanding shares of all classes of stock then entitled to vote at such special meeting or the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or as may be designated in the bylaws of the Corporation.

         7.3 Corporate Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.


                                   ARTICLE 8

         The board of directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to (i) all relevant factors including, without limitation, the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the consideration being offered, in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the board of directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern.


                                   ARTICLE 9

         Notwithstanding any other provisions of the Certificate of Incorporation of the Corporation or of the bylaws of the Corporation (and notwithstanding the fact that a lessor percentage may be specified by law, the Certificate of Incorporation or the bylaws), the affirmative vote of the holders of not less than sixty six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Articles 7, 8 and 9 of this Certificate of Incorporation.


                                   ARTICLE 10

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violations of Section 174 of the GCL, or (iv) any transaction from which the director derived any improper personal benefit. If the GCL hereafter is amended to eliminate or limit further the liability of a director in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of the foregoing provisions of this Article 10 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation under this Article 10, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article 10, prior to such repeal or modification.


                                   ARTICLE 11

         The Corporation shall indemnify, to the fullest extent permitted by applicable law as in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or any of its subsidiaries, or while serving as a director or officer of the Corporation or any of its subsidiaries, he is or was serving at the request of the Corporation or any of its subsidiaries as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity (an "Agent"). Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, to the fullest extent permitted by Delaware law, upon receipt of an undertaking to repay the amount of expenses so advanced if it shall be determined that the Agent is not entitled to be indemnified. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or any of its subsidiaries against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article 11. The indemnification provided by this Article 11 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article 11 shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.


                                   ARTICLE 12

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE 13

         The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignations or removal are:

                   Name                           Address
                   ----                           -------
                   Esmond T. Goei                 1746 Cole Boulevard, Suite 265
                                                  Golden, Colorado  80401
                   Douglas S. Zorn                1746 Cole Boulevard, Suite 265
                                                  Golden, Colorado  80401

                   James S. Gillespie             39899 Balentine Drive
                                                  Newark, California  94560

         SECOND: That the aforesaid Amended and Restated Certificate of Incorporation was adopted in accordance with the applicable provisions of
Section 242 of the GCL.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Esmond T. Goei, President of the Corporation this 7th day of January, 1997.




                                          ------------------------------------
                                          By:  Esmond T. Goei
                                          Title:  President

                                                                    Exhibit 3.1.
     Certificate of Designations Filed with Delaware Secretary of State on
                                 April 9, 1998


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                          NHANCEMENT TECHNOLOGIES INC.



                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE




         NHANCEMENT TECHNOLOGIES INC., a Delaware corporation (the "CORPORATION"), certifies that pursuant to the authority contained in Article FOUR of its Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by a special meeting held on April 9, 1998 adopted the following resolution, which resolution remains in full force and effect on the date hereof:

         RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $0.01 per share, which series shall be designated as "SERIES A CONVERTIBLE PREFERRED STOCK", shall consist of Thirty Thousand (30,000) shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as follows:

         1. DEFINITIONS. For purposes of this resolution, the following terms shall have the following definitions:

                    1.1 "BOARD" shall mean the Board of Directors of the Corporation.

                    1.2 "COMMON STOCK" shall mean the Common Stock of the Corporation.

                    1.3 "CONVERSION PRICE" shall mean the lesser of the Fixed Conversion Price or the Market Conversion Price on the date the Conversion Rights are exercised.

                    1.4 "CONVERSION RIGHTS" shall have the meaning set forth in Section 4.

NHancement Technologies Inc.
Certificate of Designations
Page 2

                    1.5       "CORPORATION" shall mean this corporation.

                    1.6 "FIXED CONVERSION PRICE" shall mean the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before the Original Issue Date, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market, as adjusted herein.

                    1.7 "INITIAL PURCHASE PRICE" shall mean One Hundred Dollars ($100) paid for purchase of each share of Preferred Stock.

                    1.8 "MARKET CONVERSION PRICE" shall mean the Seventy-Five percent (75%) of the Market Price calculated through the last trading day immediately before the date the Conversion Rights are exercised in accordance with Section 4.3.1.

                    1.9 "MARKET PRICE" shall mean the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before the date indicated in the relevant provision hereof (i) as reported by Bloomberg, LP or, if not so reported, as reported over on the over-the-counter market or (ii) if the Common Stock is listed on a stock exchange, the closing price on such exchange as reported in The Wall Street Journal.

                    1.10 "ORIGINAL ISSUE DATE" means the date the first share of Preferred Stock is issued.

                    1.11 "PREFERRED STOCK" shall refer to the Series A Convertible Preferred Stock of the Corporation.

                    1.12 "REDEMPTION EVENT" shall have the meaning set forth in Section 7.1.

                    1.13 "REDEMPTION NOTICE" shall have the meaning set forth in Section 7.3.

                    1.14 "REDEMPTION PRICE" shall mean One Hundred Eighteen Dollars ($118.00) plus all unpaid dividends.

                    1.15 "SUBSIDIARY" shall mean any corporation at least fifty percent (50%) of whose outstanding voting stock shall at the time be owned, directly or indirectly, by the Corporation or by one or more such Subsidiaries.

          2.   DIVIDENDS AND DISTRIBUTIONS.

                    2.1 The holders of the outstanding shares of Preferred Stock shall be entitled to receive, when and as declared by the Board, out of any funds legally available therefor, dividends at the rate of Five Dollars ($5.00) per share, per annum, but prorated for any partial year (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations). Such dividends shall be payable, at the

NHancement Technologies Inc.
Certificate of Designations
Page 3

option of the Board, in cash to the extent permitted by law, in shares of Common Stock valued at the Conversion Price then in effect plus cash in lieu of any fractional share or a combination of cash and shares of Common Stock. Such dividends shall be cumulative and shall be payable within sixty (60) days following the end of each fiscal year of the Corporation.

                    2.2 Unless full dividends on the Preferred Stock for the then current fiscal year shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on the Common Stock or pursuant to Section 2.3 below, and (ii) no shares of Common Stock or Preferred Stock shall be purchased, redeemed or acquired by the Corporation and no moneys shall be paid into or set aside, or made available for a sinking fund, for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Corporation or of any Subsidiary pursuant to agreements under which the Corporation has the option, but not the obligation, to repurchase such shares upon the occurrence of certain events, including the termination of employment or to the redemption of shares of Preferred Stock pursuant to Section 7.

                    2.3 The holders of the outstanding shares of Common Stock and Preferred Stock shall at all times be treated as a single class with respect to dividends and distributions (excluding dividends in or distributions of shares of Common Stock, but including dividends or distributions of other securities of the Corporation), other than those set forth in Sections 2.1 and
2.2 hereof, and, provided the conditions in Section 2.2 hereof are satisfied, such single class, in addition to the dividends payable to the Preferred Stock pursuant to Section 2.1, shall be entitled to dividends when, as and if declared by the Board, out of any funds legally available therefor; provided, however, that (i) each share of Preferred Stock shall be entitled to dividends and distributions equal to the aggregate amount of such dividends and distributions which the holder of that number of shares of Common Stock into which such shares of the Preferred Stock may be converted (on the record date fixed for determining payment of such dividend or distribution) shall be entitled to receive, and (ii) in any fiscal year the amount of dividends to which the Preferred Stock shall be entitled under this Section 2.3 shall be reduced by the amount of dividends declared and paid pursuant to Section 2.1.

          3.   LIQUIDATION.

                    3.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, an amount equal to One Hundred Dollars ($100.00) for each share of Preferred Stock (subject to appropriate adjustments for stock splits, combinations or other recapitalizations of the Preferred Stock), plus an amount equal to all unpaid dividends, to and including the date full payment shall be tendered to the holders of Preferred Stock with respect to such liquidation, dissolution or winding up. If the assets to be distributed to the holders of the Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to permit the payment to such stockholders of the full preferential amounts as set forth above, then all of the assets of the Corporation to be distributed shall be distributed first to the holders of the Preferred Stock pro rata, based on the number of shares of such stock outstanding.

NHancement Technologies Inc.
Certificate of Designations
Page 4

                    3.2 After the payment or distribution to the holders of the Preferred Stock of the full preferential amounts as set forth in Section 3.1, the holders of the Common Stock then outstanding shall be entitled pro rata, based on the number of shares of such stock outstanding, to all the remaining assets of the Corporation.

         4     CONVERSION.  The holders of the Preferred Stock shall have the conversion rights (the "CONVERSION RIGHTS") set forth in this Section 4. In the event of a call for redemption of any shares of Preferred Stock pursuant to
Section 7 hereof, the Conversion Rights of the Preferred Stock contained in this
Section 4 shall terminate as to the shares designated for redemption unless default is made in the payment of the Redemption Price.

                    4.1 RIGHT TO CONVERT. Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into that number of fully paid and nonassessable shares of Common Stock (or other securities or property pursuant to Section 4.6 or 4.7 below) which shall result from dividing the Initial Purchase Price for the Preferred Stock in effect at the time of conversion into the Conversion Price.

                    4.2       AUTOMATIC CONVERSION.

                              4.2.1 Each share of Preferred Stock shall not be
automatically convertible into Common Stock.

                    4.3 MECHANICS OF VOLUNTARY CONVERSION. The Corporation will permit any holder of Preferred Stock to exercise its right to convert the Preferred Stock by telecopying or delivering an executed and completed notice of conversion to the Corporation and delivering, within five (5) business days thereafter, the original Preferred Stock certificate being converted to the Corporation by express courier with a copy to the Corporation's transfer agent. The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock, the date specified in the notice of conversion, provided the copy of the notice of conversion is telecopied to or otherwise delivered to the Corporation in accordance with the provisions hereof so that it is received by the Corporation on or before such specified date. The Corporation shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Common Stock issuable upon conversion of any Preferred Stock (together with Preferred Stock not being so converted) to the holder thereof via express courier, by electronic transfer or otherwise, within three (3) business days after (i) the business day on which the Corporation has received both the notice of conversion (by facsimile or other delivery) and the original Preferred Stock certificate being converted (and if the same are not delivered to the Corporation on the same date, the date of delivery of the second of such items) or (ii) the date a dividend payment on the Preferred Stock, which the Corporation has elected to pay by the issuance of Common Stock, as contemplated hereunder, was due.

                    4.4 DIVIDEND PAYMENT UPON CONVERSION. Upon any conversion of shares of Preferred Stock into shares of Common Stock, the Corporation shall pay all unpaid dividends on the shares of Preferred Stock being converted; provided, however, that if the Corporation shall be prohibited by law from making all such payments in cash, the Corporation shall, in lieu of making a full cash payment of all such accrued and unpaid dividends, make payment thereof in cash to the extent permitted by law and shall pay the balance in

NHancement Technologies Inc.
Certificate of Designations
Page 5

whole shares of Common Stock, valued at the Conversion Price then in effect, plus cash in lieu of any fractional share.

                    4.5 ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time effect a subdivision of the outstanding shares of Common Stock (or other securities into which the Preferred Stock may be converted), then, and in each such case, the Fixed Conversion Price as in effect immediately before such subdivision shall be proportionately decreased and, conversely, if the Corporation shall at any time combine the outstanding shares of Common Stock (or other securities into which the Preferred Stock may be converted), then, and in each such case, the Fixed Conversion Price as in effect immediately before such combination shall be proportionately increased.

                    4.6 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock (or other securities into which the Preferred Stock may be converted) shall at any time be reclassified or otherwise changed, whether by reorganization, spin off, reclassification or otherwise (other than by a merger, consolidation or sale of assets described in Section 4.7), then, and in each such event, each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities or property which the holder of that number of shares of Common Stock (or other securities) into which such share of Preferred Stock shall be convertible immediately prior to such event would be entitled to receive upon the occurrence of such event.

                    4.7 MERGER, CONSOLIDATION AND SALE OF ASSETS. If the Corporation shall at any time merge or consolidate with or into another corporation (other than where the Corporation is the surviving corporation and there is no reclassification or change in the Common Stock or other securities into which the Preferred Stock may be converted) or shall sell all or substantially all of its properties and assets to any other person, then, as a part of such merger, consolidation or sale, provision shall be made to assure that the holders of Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, the kind and amount of shares of stock and other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, that the holders of that number of shares of Common Stock (or other securities) into which the Preferred Stock shall be convertible immediately prior to such merger, consolidation or sale would be entitled to receive on such merger, consolidation or sale. In every such case, appropriate adjustment shall be made in application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustment of the Fixed Conversion Price then in effect and the kind and amount of shares or other property into which the Preferred Stock may be converted) shall be applicable after that event, as nearly equivalent as may be practicable.

                    4.8 TIME OF ADJUSTMENTS TO CONVERSION PRICE. All adjustments to the Fixed Conversion Price, unless otherwise specified herein, shall be effective as of the earlier of:

                              4.8.1   the date of issue of the security causing
the adjustment;

                              4.8.2   the effective date of a division or
combination of shares; or

NHancement Technologies Inc.
Certificate of Designations
Page 6

                              4.8.3   the record date of any action of holders
of the Corporation's capital stock of any class taken for the purpose of dividing or combining shares or entitling stockholders to receive a distribution or dividends payable in Common Stock.

                    4.9 NOTICE OF ADJUSTMENTS. In each case of an adjustment of the Fixed Conversion Price, the Corporation, at its expense, shall cause the Chief Financial Officer of the Corporation to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall promptly mail a copy of each such certificate to each holder of Preferred Stock affected by such adjustment.

                    4.10 DURATION OF ADJUSTED CONVERSION PRICE. Following each adjustment of the Fixed Conversion Price, such adjusted Fixed Conversion Price shall remain in effect until a further adjustment of such Fixed Conversion Price hereunder.

                    4.11 MINIMUM ADJUSTMENT. No adjustment of the Fixed Conversion Price shall be made in an amount less than One Cent ($0.01) per share (subject to appropriate adjustments for stock splits and stock dividends, and provided that at such time as events causing adjustments accumulating One Cent ($0.01) or more have occurred adjustments to the Fixed Conversion Price shall be made), and no adjustment of the Fixed Conversion Price shall have the effect of increasing the Fixed Conversion Price above such Fixed Conversion Price in effect immediately prior to such adjustment (except for the upward adjustments provided in Section 4.5).

                    4.12 NOTICES OF RECORD DATE. In the event of any reclassification of or other change in the capital stock of the Corporation or any merger or consolidation of the Corporation, transfer of all or substantially all of the assets of the Corporation to any other person or voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of shares of Preferred Stock, at least thirty (30) days prior to the record date of such event, a notice specifying the date on which such event is expected to become effective and the time, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event.

                    4.13 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. The number of shares of Common Stock to which a holder of shares of Preferred Stock shall be entitled shall be based on the aggregate number of shares of Preferred Stock then being converted by such holder. In lieu of any fractional share to which such holder would otherwise be entitled, the Corporation shall pay cash equal to the fair market value of such fraction based on the Market Price on the date of conversion.

                    4.14 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other securities into which the Preferred Stock may be converted), solely for the purpose of effecting the conversion of the Preferred Stock, such number of its shares of Common Stock (or other securities) as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock (or other securities) shall not be sufficient to effect the conversion of all the Preferred Stock then outstanding, the Corporation will take such corporate action as may,

NHancement Technologies Inc.
Certificate of Designations
Page 7


in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities) to such number of shares as shall be sufficient for such purpose. If any shares of Common Stock reserved for the purpose of conversion of shares of Preferred Stock require registration, qualification or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation will, in good faith, at its own expense and as expeditiously as possible, endeavor to secure such registration, qualification, listing or approval, as the case may be.

                    4.15 NOTICES. Any notice required by the provisions of this Section 4 to be given to the holder of shares of Preferred Stock shall be deemed given five (5) business days after the same has been deposited in the United States mail, certified or registered, postage prepaid and addressed to each holder of record at such holder's address appearing on the stock record books of the Corporation.

                    4.16 PAYMENT OF TAXES. The Corporation will pay all taxes and other governmental charges (other than taxes based on income) that may be imposed in respect of the issue or delivery of shares of Common Stock (or other securities or property) upon conversion of Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

                    4.17 STATUS OF CONVERTED STOCK. In case any shares of Preferred Stock shall be converted pursuant hereto or redeemed pursuant to
Section 7, the shares so converted or redeemed shall be canceled and the authorized number of shares of Preferred Stock shall be reduced accordingly.

         5.    RESTRICTIONS AND LIMITATIONS.

                    5.1 RESTRICTIONS. At all times that any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the approval by vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Preferred Stock then outstanding, voting as a single, separate class:

                              5.1.1           Purchase, redeem or otherwise
acquire (or pay into, or set aside for, a sinking fund for such purpose) any Common Stock or any other equity security; provided, however, that this restriction shall not apply to the redemption of Preferred Stock pursuant to
Section 7 or to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Corporation, or of any Subsidiary, pursuant to agreements under which the Corporation has the option, but not the obligation, to repurchase such shares upon the occurrence of certain events, including termination of employment; or

                              5.1.2           Authorize or issue, or obligate
itself to issue, any equity security senior to the Preferred Stock as to dividend or liquidation preferences (but this shall not apply to equity securities with dividend or liquidation preferences equal or subordinate to the Preferred Stock).

NHancement Technologies Inc.
Certificate of Designations
Page 8

                    5.2 AMENDMENTS TO CERTIFICATE. The Corporation shall not amend its Certificate of Incorporation without the approval by vote or written consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the Preferred Stock then outstanding if such amendment would:

                              5.2.1           Reduce the dividend rate on such
Preferred Stock or change the relative seniority rights of the holders of such Preferred Stock as to the payment of dividends in relation to the holders of any other Preferred Stock or Common Stock of the Corporation;

                              5.2.2            Reduce the amount payable to the
holders of the Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of such Preferred Stock to the rights upon liquidation of the holders of any other Preferred Stock or Common Stock of the Corporation; or

                              5.2.3             Cancel or modify the Conversion
Rights provided in Section 4 hereof.

         6. VOTING RIGHTS. Except as otherwise expressly provided herein or as required by law, the holders of the Preferred Stock and Common Stock shall be entitled to vote on all matters. Each share of Common Stock shall be entitled to one vote and each share of Preferred Stock shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such share of Preferred Stock may be converted as of the close of business on the record date fixed for any meeting of the stockholders of the Corporation or the effective date of any written consent of the stockholders of the Corporation (with any fractional share determined on an aggregate basis for each holder being rounded up to the next whole share). Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and Common Stock shall vote together as a single class and not as separate classes.

         7.    REDEMPTION OF PREFERRED STOCK.

                    7.1 REDEMPTION PRICE. At any time after the Original Issue Date and prior to the conversion of a share of Preferred Stock pursuant to the exercise of Conversion Rights, if the Market Price at any time or from time to time is less than Two Dollars ($2.00) per share (a "REDEMPTION EVENT"), then the Corporation, at the option of the Board, may, at any time it may lawfully do so, redeem in whole or in part the outstanding shares of Preferred Stock by paying cash therefor in the amount of the Redemption Price, which option shall be exercisable upon and by the Corporation's providing written notice to the holders of Preferred Stock (a) within ten (10) days following any Redemption Event or (b) in the event a holder elects to exercise Conversion Rights within such ten (10)-day period, within two (2) days following a holder's satisfaction of the mechanics of voluntary conversion set forth in Section 4.3.1. In the event the Corporation timely elects to redeem any shares of Preferred Stock pursuant to the foregoing, the Conversion Rights (including the Conversion Rights exercised by holder pursuant to subpart (b) of the preceding sentence) shall immediately cease and terminate without exercise as to the shares designated by the Corporation for redemption unless default is made in the payment of the Redemption Price. Any such redemption shall be consummated within five (5) days following the delivery of the Corporation's written notice of redemption hereunder (the REDEMPTION DATE").

NHancement Technologies Inc.
Certificate of Designations
Page 9


                    7.2 PARTIAL REDEMPTION. In the event of any redemption of only a part of the outstanding Preferred Stock, the Corporation shall effect such redemption pro rata among all the holders of the then outstanding Preferred Stock based on the number of shares of such stock held by each holder.

                    7.3 REDEMPTION PROCEDURE. At least two (2) days prior to the Redemption Date, written notice shall be mailed, via next day delivery, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Preferred Stock to be redeemed at such holder's address appearing on the stock record books of the Corporation, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and that such holders' Conversion Rights (as set forth in Section 5 hereof) as to such shares have terminated and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (such notice is hereinafter referenced as the "REDEMPTION NOTICE"). On or after the Redemption Date, each holder of shares of Preferred Stock to be redeemed shall surrender such holder's certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the record owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease and terminate with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares pro rata among the holders of such shares to be redeemed. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                    7.4 PAYMENT. One (1) day prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Preferred Stock designated for redemption in the Redemption Notice with a bank or trust company having aggregate capital and surplus in excess of One Hundred Million Dollars ($100,000,000) as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to immediately confirm the receipt of such deposit to the holders of the Preferred Stock being redeemed hereunder and pay (by wire transfer or otherwise as such holders shall direct), on and after the date fixed for redemption or prior thereto, the Redemption Price of the Preferred Stock to the holders thereof upon surrender of their certificates. In the event the Corporation fails to comply with the provisions of this Section 7, the Corporation's redemption shall be cancelled and any further right to redeem the Preferred Stock hereunder shall immediately cease and terminate and be of no further force or effect. Any monies deposited by the Corporation pursuant to this Section 7.4 remaining unclaimed the expiration of two (2)

NHancement Technologies Inc.
Certificate of Designations
Page 10


years following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to whom such monies would be payable shall be entitled, upon proof of his ownership of the Preferred Stock and payment of any bonds requested by the Corporation, to receive such monies but without interest from the Redemption Date.

         8. CONSTRUCTION. A reference in this resolution to any Section shall include a reference to every Section the number of which begins with the number of the Section to which reference is specifically made (e.g., a reference to Section 4.8 shall include a reference to Sections 4.8.1 and 4.8.2).

         9. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation.

         10. SEVERABILITY OF PROVISIONS. If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by William E. Zisko, its Assistant Secretary this 9th day of April, 1998.



                                            /s/ William E. Zisko
                                            ------------------------------------
                                            William E. Zisko,
                                            Assistant Secretary

                                                                     EXHIBIT 3.1
  Amended Certificate of Designations, as filed with the Delaware Secretary of
                           State on April 13, 1998


                                    AMENDED
                          CERTIFICATE OF DESIGNATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                          NHANCEMENT TECHNOLOGIES INC.


         NHANCEMENT TECHNOLOGIES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY:

         FIRST: The Corporation has not issued any shares of Series A Preferred Stock.

         SECOND: The amendment to the Corporation's Certificate of Designations of Series A Preferred Stock, as filed on April 9, 1998, sets forth in the following resolution approved by a majority of the Corporation's Board of Directors was duly adopted in accordance with the provisions of Section 151 of the Delaware General Corporation Law:

                 "RESOLVED, that the Certificate of Designations of the corporation be amended by striking Section 1.8 in its entirety and replacing it with the following: '1.8 "MARKET CONVERSION PRICE" shall mean the Seventy-Five percent (75%) of the Market Price calculated through the last trading day immediately before the date the Conversion Rights are exercised in accordance with Section 4.3.'".

                 "RESOLVED FURTHER, that the Certificate of Designations of the corporation be amended by striking Section 7.1 in its entirety and replacing it with the following: '7.1 REDEMPTION PRICE.
                 At any time after the Original Issue Date and prior to the conversion of a share of Preferred Stock pursuant to the exercise of Conversion Rights, if the Market Price at any time or from time to time is less than Two Dollars ($2.00) per share (a "REDEMPTION EVENT"), then within ten (10) days from any Redemption Event, the Corporation, at the option of the Board, may, at any time it may lawfully do so, redeem in whole or in part, the outstanding shares of Preferred Stock by paying cash therefor in the amount of the Redemption Price, which option shall be exercisable upon and by the Corporation providing a written notice to the holders of Preferred Stock. In the event a holder timely elects to exercise the Conversion Rights prior to delivery by the Corporation of its notice of redemption, the Corporation's option to redeem any outstanding shares of Preferred Stock pursuant to the foregoing shall immediately cease and terminate with respect to any shares so tendered for conversion, unless the holder does not satisfy the mechanics of voluntary conversion set forth in Section
                 4.3. In the event that the Corporation timely elects to redeem any shares of Preferred Stock pursuant

NHancement Technologies Inc.
Amended Certificate of Designations
Page 2




                 to the foregoing, the Conversion Rights shall immediately cease and terminate as to the shares properly so designated by the Corporation for redemption, unless default is made in the payment of Redemption Price. Any such redemption shall be consummated within five (5) days following the delivery of the Corporation's written notice of redemption hereunder (the "REDEMPTION DATE")'".

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Douglas Zorn its Secretary this 13th day of April, 1998.




                                        /s/ Douglas S. Zorn
                                        --------------------------------
                                            Douglas S. Zorn,
                                            Secretary